UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of

the Securities Exchange Act of 1934

(Amendment No.        )

Filed by the Registrant ☒	Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐    Preliminary Proxy Statement

☐    Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐    Definitive Proxy Statement

☒    Definitive Additional Materials

☐    Soliciting Material under §240.14a-12

BLACKROCK, INC.

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check all boxes that apply):

☒ No fee required ☐ Fee paid previously with preliminary materials ☐ Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11

The following message about BlackRock’s annual Chairman’s Letter to Shareholders is being provided to BlackRock employee brand ambassadors to post on Twitter or LinkedIn:
Caption:
BlackRock’s Chairman & CEO Larry Fink discusses how the Russian invasion of #Ukraine marks a turning point in the world order of geopolitics, macro-economic trends and capital markets. Learn more in his annual Chairman’s Letter to Shareholders: https://www.blackrock.com/corporate/investor-relations/larry-fink-chairmans-letter
IMPORTANT NOTES
OPINIONS
Opinions expressed are those of BlackRock, Inc. as of March 2022 and are subject to change.
BLACKROCK DATA POINTS
All data reflects as-adjusted full-year 2021 results or is as of December 31, 2021, unless otherwise noted. 2021 organic growth is defined as full-year 2021 net flows divided by assets under management (AUM) for the entire firm, a particular segment or particular product as of December 31, 2020. Long-term product offerings include active and passive strategies across equity, fixed income, multi-asset and alternatives, and exclude AUM and flows from the cash management and advisory businesses.
GAAP AND AS-ADJUSTED RESULTS
See pages 39–40 of the Form 10-K (as defined below) for further information on the use of Non-GAAP Financial Measures and a reconciliation to GAAP.
ADDITIONAL INFORMATION AND WHERE TO FIND IT

BlackRock, Inc. (the “Company”), its directors and certain of its executive officers and employees may be deemed to be participants in the solicitation of proxies from shareholders in connection with the Company’s 2022 Annual Meeting of Shareholders (the “2022 Annual Meeting”). The Company plans to file a definitive proxy statement with the Securities and Exchange Commission (the “SEC”) in connection with the solicitation of proxies for the 2022 Annual Meeting (the “2022 Proxy Statement”). Additional information regarding the identity of these potential participants and their direct or indirect interests, by security holdings or otherwise, will be set forth in the 2022 Proxy Statement and other materials to be filed with the SEC in connection with the 2022 Annual Meeting. This information can also be found in the Company’s definitive proxy statement for its 2021 Annual Meeting of Shareholders (the “2021 Proxy Statement”), filed with the SEC on April 16, 2021, or the Annual Report on Form 10-K for the year ended December 31, 2021, filed with the SEC on February 25, 2022 (the “Form 10-K”). To the extent holdings of the Company’s securities have changed since the amounts printed in the 2021 Proxy Statement, such changes have been or will be reflected on Statements of Change in Ownership on Form 4 filed with the SEC.
SHAREHOLDERS ARE URGED TO READ THE 2022 PROXY STATEMENT (INCLUDING ANY AMENDMENTS OR SUPPLEMENTS THERETO), 2021 PROXY STATEMENT, FORM 10-K AND ANY OTHER RELEVANT DOCUMENTS THAT THE COMPANY HAS FILED OR WILL FILE WITH THE SEC BECAUSE THEY CONTAIN OR WILL CONTAIN IMPORTANT INFORMATION.
Shareholders will be able to obtain, free of charge, copies of the 2022 Proxy Statement (when filed), 2021 Proxy Statement, Form 10-K and any other documents filed or to be filed by the Company with the SEC in connection with the 2022 Annual Meeting at the SEC’s website (http://www.sec.gov) or at the Company’s website (http://www.blackrock.com) or by writing to the Company’s Secretary at BlackRock, Inc., 40 East 52nd Street, New York, New York 10022.